SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                _________________________________


                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):  November 18, 1998


                     The Walt Disney Company
     (Exact name of registrant as specified in its charter)


                            Delaware
            (State or jurisdiction of incorporation)


        1-4083                                95-0684440
 (Commission File Number)          (IRS Employer Identification No.)


     500 South Buena Vista Street, Burbank, California 91521
   (Address of principal executive offices)         (Zip Code)


                         (818) 560-1000
                 (Registrant's Telephone Number)

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Item 5.  Other Events.

     On November 18, 1998, pursuant to an Agreement and Plan of Reorganization dated June 18, 1998 (the "Reorganization Agreement"), among Infoseek Corporation, a Delaware corporation ("Infoseek Delaware"), Infoseek Corporation, a California corporation ("Infoseek California"), Disney Enterprises, Inc. ("DEI"), a Delaware corporation and wholly owned subsidiary of The Walt Disney Company, a Delaware corporation ("TWDC"), and
Starwave Corporation, a Washington corporation that was approximately 91% owned by DEI ("Starwave"), Infoseek Delaware acquired Starwave by way of a merger (the "Merger"). As a result of the Merger, among other things, each share of Starwave common stock was converted into the right to receive 0.264957 shares of Infoseek Delaware common stock (the "Exchange Ratio"). Immediately prior to the Merger, DEI was the holder of 88,550,088 shares of Starwave common stock. Pursuant to the Merger and based on the Exchange Ratio, DEI received 23,461,965 shares of Infoseek Delaware common stock in exchange for its shares of Starwave common stock.

      In addition, on November 18, 1998, pursuant to a Common Stock and Warrant Purchase Agreement dated June 18, 1998 (the "Purchase Agreement") between TWDC and Infoseek Delaware, TWDC acquired (i) 2,642,000 shares of Infoseek Delaware common stock and (ii) a warrant (the "Warrant") to purchase 15,720,000 shares of Infoseek Delaware common stock, in exchange for an aggregate purchase price of (a) $70,013,000 in cash and (b) a five-year promissory note of TWDC in favor of Infoseek Delaware in the principal amount of $139,000,000 bearing interest at the rate of 6.5% per annum. The Warrant vests and becomes exercisable as to one-third of the shares of Infoseek Delaware common stock subject thereto upon each of the first, second and third anniversaries of November 18, 1998, subject to acceleration under certain circumstances, and has an exercise price per share generally equal to 120% of the average closing sale prices of Infoseek Delaware common stock on the Nasdaq National Market for the thirty trading days prior to the time such Warrant vests and becomes exercisable, subject to a maximum per share exercise price of $50.00.

      In connection with the foregoing transactions, Infoseek Delaware, Infoseek California, TWDC, DEI and their respective affiliates also entered into various additional contracts and agreements pertaining to, among other things, rights and restrictions relating to TWDC's and DEI's acquisition and disposition of Infoseek Delaware common stock; registration rights with respect to the shares of Infoseek Delaware common stock acquired by TWDC and DEI; governance rights and obligations of TWDC, DEI and Infoseek Delaware relating to Infoseek Delaware; licensing, product management and promotional arrangements relating to the planned new portal service to be named Go
(TM) Network; the joint venture agreements relating to the ESPN.com and ABCNEWS.com internet services; and advertising sales representation agreements.

      A  copy  of  the  press  release dated  November  18,  1998 announcing the consummation of the foregoing transactions is attached hereto as Exhibit 99.1 and by this reference is made a part hereof.


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Item 7.  Financial Statements, Pro Forma Financial Information
and Exhibits

(c) Exhibits.

     99.1 Press Release dated November 18, 1998

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE WALT DISNEY COMPANY


                              By:  /s/ David K. Thompson
                                   ------------------------
                                   David K. Thompson
                                   Senior Vice President --
                                   Assistant General Counsel


                              Date: November 24, 1998

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                          EXHIBIT INDEX
                          -------------


Number        Subject Matter
------        --------------

99.1          Press Release dated November 18, 1998.

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